UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2014

Sara Creek Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2014, Sara Creek Gold Corp. (“Sara Creek”, “we”, “us” or “our”) closed a private placement of 1,175,000 “Units.”  Of the 1,175, 000 Units, 950,000 were sold to three investors for gross proceeds of $95,000, and 225,000 Units were issued to two creditors of the Company in consideration of cancellation of an aggregate of $22,500 in debt owing by the Company.  No commissions were paid or are payable. The price of each Unit (including the value used to determine the cancellation of debt) was $0.10. Each Unit was comprised of one share of our common stock, together with a warrant to acquire an additional one-half share of our common stock on payment of $0.20 per share. The warrants expire five years from the closing date.

Included among the five investors that participated in the private placement was Kristian Andreson, a director, officer and significant stockholder of Sara Creek, who was issued 150,000 Units in consideration of cancellation of $15,000 in debt owing from the Company.

Forms of the warrants (one for United States investors and one for non-United States investors) issued in connection with the sale of Units are attached to the Company’s Current Report on Form 8-K filed on January 16, 2014 as Exhibits 10.1 and 10.2, respectively. The above description of the warrants is qualified by reference to the complete text of the warrants. However, the warrants, including without limitation any representations and warranties contained in the warrants, are not intended as documents for investors or the public to obtain factual information about the current state of affairs of Sara Creek. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

ITEM 2.01. COMPLETION OF ACQUISITION OF ASSETS

As previously disclosed, SCNRG, LLC, a California limited liability company and wholly owned subsidiary of Sara Creek’s (“SCNRG”) owns a two-thirds working interest in an oil producing property known as the DEEP Lease and held an option (the “DEEP Option”) to acquire the remaining one-third interest from SAL Energy, LLC and TEN-ONE Oil and Gas LLC for an aggregate purchase price of $325,000.  On February 4, 2014, SCNRG exercised a portion of the DEEP Option for a purchase price of $200,000, resulting in SCNRG owning approximately a 87% working interest in the DEEP Lease.  In connection with the option exercise, SAL Energy, LLC will act as Operator of the contract area that is subject to the DEEP Lease until SCNRG qualifies as Operator with the State of California. SCNRG continues to hold the option to acquire the remaining interest in the DEEP Lease from SAL Energy, LLC and TEN-ONE Oil and Gas LLC for an additional purchase price of $125,000.

The DEEP Lease is subject to a 20.9% overriding royalty interest, or ORRI, and a 40% net profits interest, or NPI. More information regarding the DEEP Lease, including additional details concerning the ORRI and NPI, can be found in the Form 10-K for the year ended 2013.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The sale of Units described under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuances of the securities described in Item 1.01 were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), including Regulation D promulgated thereunder, as transactions not involving a public offering, or pursuant to Regulation S as transactions not requiring registration under Section 5 of the Securities Act. In transactions made in reliance on the exemption from registration, the exemption was claimed on the basis that those transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In transactions made in reliance on Regulation S, the safe harbor from registration was claimed on the basis that they involved an offshore transaction, no directed selling efforts were made in the United States and appropriate offering restrictions were implemented. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The financial statements that are required pursuant to this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sara Creek Gold Corp.

Dated:	February 6, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer